ROBB, PECK, McCOOEY CLEARING CORPORATION

                             INVESTMENT DIVISION
                                 55 BROADWAY
                            NEW YORK, N.Y. 10006
                               (800) 300-6861
                             FAX (212) 482-3558

                                  MEMBERS:
                        NEW YORK STOCK EXCHANGE, INC
                        AND OTHER PRINCIPAL EXCHANGES
             SECURITIES INVESTORS PROTECTION CORPORATION (SIPC)

                               August   , 1998

Raja Tuli, President
WideCom Group Inc.
72 Devon Road, Unit 18
Brampton, Ontario
Canada L6T 534

      You have advised us that WideCom Group Inc. ("WIDE") desires to retain Robb, Peck, McCooey Clearing Corporation ("ROBB") as a nonexclusive external investment banking advisor in connection with the identification, evaluation and potential closing of an acquisition, merger, joint venture or other like transactions. This letter, when executed by the parties hereto, will constitute an agreement between WIDE and ROBB pursuant to which WIDE hereby retains Robb under the terms and conditions set forth below.

      1. WIDE retains ROBB to perform consulting services related to corporate finance and other financial service matters. In this regard ROBB shall furnish to WIDE advice and recommendations with respect to such aspects of the business and affairs of WIDE as WIDE shall, from time to time, reasonably request upon written notice.

      2. In addition, ROBB shall hold itself ready to assist WIDE in evaluating and negotiating particular contracts or transactions, if requested to do so by WIDE, upon reasonable written notice, and will undertake such evaluations and negotiations upon prior written agreement as to additional compensation to be paid by WIDE to ROBB with respect to such evaluations and negotiations. Nothing herein shall require WIDE to utilize ROBB's services in any particular transactions.

      3. As compensation for the services described in paragraph 1 above and as an inducement for ROBB to enter into this agreement, WIDE shall issue and deliver to ROBB a five-year warrant to purchase 50,000 common shares at $.75 per share. The warrant shall be prepared in a form acceptable to ROBB. WIDE shall use its best efforts to register the shares underlying the warrants in conjunction with the registration statement filed to register the shares sold in a certain private offering of August 1998 (the "Offering'). In addition, WIDE shall deliver to ROBB, at the time it executes this agreement, its check for five thousand dollars, $5,000.00,
(US). This amount shall be a non-refundable payment as an inducement to enter into this agreement. However such payment shall be applied against any compensation earned by ROBB under this agreement. WIDE will reimburse ROBB for any and all reasonable out of pocket expenses incurred by ROBB in the performance of its duties hereunder, and ROBB shall account for such expenses to WIDE; provided, however, that any expenses in excess of $1,000 shall require the prior written approval of WIDE, which will not be unreasonably withheld. Such reimbursement shall accumulate and be offset or paid monthly.

      4. Wide agrees that if the Offering is consummated, Robb shall have an irrevocable preferential right for a period of three (3) years from the date the Offering is completed to purchase for its account or to sell for the account of Wide, or any subsidiary of or successor to Wide, or any of its directors or officers, any securities of Wide or any such subsidiary or successor which Wide, any such subsidiary or successor may seek to sell through an underwriter, placement agent or broker-dealer whether pursuant to registration under the Act or otherwise. Wide, any such subsidiary or successor will consult Robb with regard to any such offering and will offer Robb the opportunity to purchase or sell any such securities on terms not more favorable to Wide, any such subsidiary or successor than it or they can secure elsewhere. If Robb fails to accept such offer within 15 business days after the mailing of a notice containing such offer by registered mail addressed to Robb, then Robb shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. Robb's failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals.

      5. WIDE agrees that in the event ROBB shall first introduce to WIDE another party or entity, and that as a result of such introduction, a transaction (a "Transaction") is consummated, WIDE shall pay to ROBB a Transaction fee equal to five percent of the amount of the consideration paid in such transaction up to $5 million and two and one half percent of the excess, if any, over $5 million. For purposes hereof, "Transaction" shall mean a merger, acquisition, business, combination, joint venture or similar transaction, and "Consideration" shall mean the value of all cash, securities and other property or other assets paid, received, payable or receivable, including debt assumed, in connection with a Transaction, including, without limitation: (a) any distributions made to shareholders in anticipation of the closing, (b) any employment contract enhancements or non-competition payments (other than ordinary and customary compensation in connection with bona fide employment agreements), (c) any payments in connection with any separate transactions affecting another business entity or any of its assets or securities (e.g., purchase or lease of any real estate or other assets, but in the case of a lease, Consideration shall include only sums in excess of current rentals paid to unrelated or unaffiliated third parties), (d) any indebtedness for money borrowed, including receivables, pension liabilities and guarantees, which are assumed, and (e) other business considerations (e.g. business discounts and/or credits for services and/or products). For purposes of determining Consideration, the value of any securities (whether debt or equity) shall be deemed to be the greater of : (I) the fair market value thereof as of the day the definitive agreement is executed by all parties, or (ii) the average of the last reported sales prices of the securities on the twenty (20) consecutive business days prior to the consummation of the Transaction as reported on the principal exchange on which the security is listed, or, as the case may be, the NASDAQ National Market System, provided that the value of securities that are not freely tradable or have no established public market shall be the fair market value thereof as reasonably agreed-upon by the parties hereto. If any part of the Consideration shall be deferred or contingent upon future earnings or other contingencies, then ROBB shall be entitled to a Transaction Fee on such additional Consideration, and the term Consideration shall include such additional compensation which shall be payable on the basis of the payment when made by the payor. The Transaction Fee for such Consideration paid or received in the future shall be payable when such Consideration is paid and shall be calculated using the formula set forth in Section B (3) by adding this subsequent Consideration to all other Consideration previously paid.

      6. All obligations of ROBB contained herein shall be subject to ROBB's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. ROBB shall devote such time and effort to the performance of its duties hereunder as ROBB shall determine is reasonably necessary for such performance. ROBB may look to such others for such factual information, investment recommendations, economic advice and/or research, upon which to base its advice to WIDE hereunder, as it shall deem appropriate. WIDE shall furnish to ROBB all information reasonably relevant to the performance by ROBB of its obligations under this Agreement, or particular projects as to which ROBB is acting as advisor, which will permit ROBB to know all facts material to the advice to be rendered, and all material or information reasonably requested by ROBB. In the event that WIDE fails or refuses to furnish any such material or information reasonably requested by ROBB, and thus prevents or impedes ROBB's performance hereunder, any inability of ROBB to perform shall not be a breach of its obligations hereunder.

      7. Nothing contained in this Agreement shall limit or restrict the right of ROBB or of any partner, employee, agent or representative of ROBB, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether of a similar nature or not, nor to limit or restrict the right of ROBB to render services of any kind to any other corporation, firm individual or association.

      8. ROBB will hold in confidence any confidential information which WIDE provides to ROBB pursuant to this Agreement unless WIDE gives ROBB permission in writing to disclose such confidential information to a specific third party. Notwithstanding the foregoing, ROBB shall not be required to maintain confidentiality with respect to information (I) which is or becomes part of the public domain; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of ROBB in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by ROBB by governmental requirements. If ROBB is requested or required (by oral question, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by WIDE, or the existence of other negotiations in the course of its dealings with WIDE or its representatives, ROBB shall, unless prohibited by law, promptly notify WIDE of such request (s) so that WIDE may seek an appropriate protective order.

      9. In consideration of ROBB signing this Agreement and agreeing to perform services as WIDE's financial advisor under this Agreement, WIDE agrees to indemnify and hold harmless ROBB and each of its directors, officers, agents, employees and controlling person (within the meaning of the Securities Act of 1933, as amended) to the extent and as provided in Exhibit A attached hereto and incorporated herein by reference.

      10. WIDE further agrees that ROBB shall incur no liability to WIDE or any other party on account of this Agreement for any acts or omissions arising out of or related to the actions of ROBB relating to this Agreement or the performance or failure to perform any services under this Agreement except for ROBB's intentional or willful misconduct as provided for in Exhibit A. Neither termination nor completion of the engagement of ROBB referred to above shall affect these indemnification provisions which shall remain operative and in full force and effect and this paragraph and Exhibit A shall survive the termination of this Agreement.

      11. This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

      12. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

      13. This Agreement is for a term of 12 months and may be terminated by WIDE or by ROBB at any time upon 30 days' notice. Paragraphs 4, 7 and 8 shall survive the expiration or termination of this Agreement under all circumstances.

      14. Any notices hereunder shall be sent to WIDE and to ROBB at their respective addresses set forth above. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

      15. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

      16. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.

      17. This Agreement shall be binding upon the parties hereto, the indemnified parties referred to in Section 8, and their respective heirs, administrators, successors and permitted assigns.

      If you are in agreement with the foregoing, please execute two copies of this letter in the space provided below and return to the undersigned.

                                       Very truly yours,

                                       ROBB, PECK, MCCOOEY CLEARING
                                       CORPORATION


                                       By:_________________________________
                                          An Authorized Representative

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST ABOVE WRITTEN

WIDECOM GROUP INC.


By:________________________________
   Name:


                                  EXHIBIT A

      WIDE agrees to indemnify and hold harmless ROBB, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls ROBB within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages, obligation, penalties, judgments, awards, liabilities, costs expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect hereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which ROBB is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with (a) any untrue statement or alleged untrue statement of a material fact contained in, or omissions from any offering document, including any amendment thereof or supplement thereto, or similar statements or omissions in or from any other information furnished by WIDE to ROBB or any prospective participant in a Transaction or purchaser of the WIDE's securities; (b) violation or breaches of any representation, warranty, covenant or agreement contained or incorporated in the Agreement or in any instrument, document, agreement or certificate delivered by WIDE to ROBB or any prospective participant in a Transaction or purchaser or the WIDE's securities; (c) ROBB's acting for WIDE, including, without limitation, any act or omission by ROBB in connection with its acceptance of or the performance or non-performance of its obligations under the agreement to which this exhibit is attached (the "Agreement"), and (d) any offering of any security of WIDE by ROBB. WIDE also agrees that ROBB shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to WIDE for or in connection with the engagement of ROBB or the Agreement, except where such loss has been judicially determined to be solely due to ROBB's gross negligence or willful misconduct.

      These indemnification provisions shall be in addition to any liability which WIDE may otherwise have to ROBB or the persons indemnified below in this sentence and shall extend to the following: ROBB, its affiliated entities, partners, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officer, directors, employees, legal counsel, agents and controlling persons of any of them. All references to ROBB in these indemnification provisions shall be understood to include any and all of the foregoing.

      If any action, suit, proceeding or investigation is commenced, as to which ROBB proposes to demand indemnification, it shall notify WIDE with reasonable promptness (provided, however, that any failure by ROBB to notify WIDE shall not relieve WIDE from its obligations hereunder), and WIDE shall have the right to assume the defense of such action. ROBB shall have the right to retain counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at its expense unless the employment of such counsel shall have been authorized in writing by WIDE in connection with the defense of such action or WIDE shall not have promptly employed counsel reasonably satisfactory to ROBB to have charge of the defense of such action or ROBB shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to WIDE, in any of which events such fees and expenses shall be borne by WIDE. Any such counsel of ROBB shall, to the extent consistent with its professional responsibilities, cooperate with WIDE and any counsel designated by WIDE. WIDE shall be liable for any settlement of any claim against ROBB made with WIDE's written consent, which consent shall not be unreasonably withheld. WIDE shall not, without the prior written consent of ROBB, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as a unconditional term thereof, the giving by the claimant to ROBB of an unconditional release from all liability in respect of such claim.

      In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then WIDE, on the one hand, and ROBB, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs expenses and disbursements to which the indemnified person may be subject in accordance with the relative benefits received by WIDE, on the one hand, ROBB, on the other hand, and also the relative fault of WIDE, on the one hand, and ROBB, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, ROBB, shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by ROBB pursuant to the Agreement.

      Neither termination nor completion of the engagement of ROBB referred to above shall affect these indemnification provisions which shall remain operative and in full force and effect and this paragraph shall survive the termination of this agreement. WIDE further agrees that ROBB shall incur no liability to WIDE or any other party on account of this Agreement for any acts or omissions arising out of or related to the actions of ROBB relating to this Agreement or the performance or failure to perform any services under this Agreement except for ROBB's intentional or willful misconduct.